Exhibit 32.2

LUMENTUM HOLDINGS INC.
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Lumentum Holdings Inc. (the “Company”) for the year ended June 27, 2026 as filed with the Securities and Exchange Commission (the “Report”), I, Wajid Ali, Executive Vice President, Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.                                      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: August 17, 2026

/s/ WAJID ALI
Wajid Ali
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of Lumentum Holdings Inc., regardless of any general incorporation language in such filing.